Exhibit 99.1
SUN RIVER ENERGY, INC. COMPLETES ACQUISITION OF KATY RESOURCES ETX, LLC ASSETS
Dallas, TX — (PRNewswire-FirstCall) – February 10, 2011 —Sun River Energy, Inc. (OTC:BB:SNRV). Sun River Energy, Inc. (the “Company” or “Sun River”) closed the purchase of certain oil and gas interest under a definitive Purchase and Sale Agreement (“PSA”) with Katy Resources ETX, LLC (“Katy”). Under the PSA Sun River acquired a majority of Katy’s operated oil and gas properties.
     The original terms of the previously reported PSA called for a payment of $5.0 million in cash and $3.5 million worth of shares of the Company’s common stock. The PSA recently was modified to reflect a cash payment of $1,000,000, issuance of a 180 day term note in the amount of $4,000,000 at 8% interest, secured by a deed of trust, and delivery of 1,583,710 shares of the Company’s common stock valued at $2.21 per share.
     Sun River acquired multiple leases which include three producing gas units containing four existing well-bores, three of which are currently producing. Total acreage held by production under this acquisition is 2,486 gross acres (1,361 net acres). In addition, 9,706 gross acres (7,549 net acres) are included in primary terms on multiple leases.
     An independent Evaluation of the Total Proved Reserves of the Katy assets acquired was performed by the firm of Cawley, Gillespie & Associates, Inc., Petroleum Consultants, (Texas Registered Engineering Firm F-693) (“CG&A”) The report, which evaluated the purchased assets under the PSA as of the effective date of the sale of November 1, 2010, sets forth estimated total proved reserves of 19.5 billion cubic feet (“Bcf”) of natural gas and 61,000 barrels (“Bbl”) of oil.1 The estimated net operating income before income taxes discounted at 10% (“PV10”) for all proved reserves is $16.56 Million.2 In addition to proved reserves, the Company’s engineers estimate “3P” reserves at 89 Bcf and total potential resources at 270 Bcf. The Company also estimates an aggregate of 253 additional drilling locations if the leases are fully developed.
     Sun River’s wholly owned subsidiary, Sun River Operating, Inc., assumes operations on all properties acquired under the PSA effective immediately.
     Donal R. Schmidt, Jr., the Company’s CEO and President, states:
     “We are very excited to complete this acquisition. Once again, our management team set forth an impressive goal and delivered in a timely and prudent manner. My confidence in our team continues to grow as we time and time again meet our developmental milestones. I can only assume our shareholders feel the same.
     “Initially, when our new team came aboard we set out to acquire long-lived assets in a well known area that added positive value to the Company at an attractive price. Our stated expectation was to balance the exploration opportunities in Colfax County, New Mexico with developmental type drilling activities that had plenty of running room to add proved reserves through the drill bit. We believed this was the most prudent way of creating value in the long run in a public company setting while minimizing shareholder risk. Unconventional deep

[1]	The reserve classification reported herein conforms to the criteria of the Society of Petroleum Engineers. The reserve estimates and value ultimately recovered may differ significantly from the amounts reported herein.

[2]	The discounted cash flow value shown should not be construed to represent an estimate of the fair market value by CG&A. Certain assumptions in this evaluation were made regarding prices and costs which may no longer be current.

tight gas in East Texas is a well-proven commodity in the capital market place with respect to this goal. As such, the Katy acquisition fits this model very well. When coupled with the farmout from Devon and our results on the first well, we have made great strides in this area.
     “This acquisition came at a very attractive price of $0.43 per Mcf proved. There is almost no possible way to drill and create proved reserves this inexpensively. This is a major addition to our asset base at a bargain price. As a shareholder myself, I can unequivocally say I am very excited with how this should affect our balance sheet and our proved reserves schedule at year-end.
     “Additionally, this acquisition allows Sun River to immediately post revenue from production. Over the next few weeks our engineers will finalize completion plans in the existing well-bores to sharply increase overall cash flow as soon as practical. Our initial estimates lead us to believe we may see positive EBITDA by year-end (April 30, 2011) depending upon how soon we can schedule men and equipment. It is my intention to make every effort to see this goal fulfilled if at all possible.
     “I am also pleased we obtained attractive finance terms with the seller under a modified PSA that allows us to preserve our cash for drilling and completion activities. Although we anticipate quickly retiring the debt piece with some type of equity transaction, this gives us a little breathing room as production volumes begin to increase over the next several weeks. In short, we have more latitude in the completion work as a result of the current financing arrangement.
     “As previously mentioned, the overall leasehold position acquired is in a very good neighborhood and it will be exciting to develop this acreage. The well known geological pay packages overlaying these leases include the Woodbine, the Pettit, the James Lime, the Travis Peak, the Cotton Valley and the Haynesville/Bossier formations. These formations have an abundance of natural gas with some fairly oily zones as well. As we work through the drilling opportunities on this acreage we anticipate a considerable amount of additional exciting news regarding this acreage.
     “Finally, having accomplished the goal of creating a strong acreage position in East Texas with production and proved reserves, the Company can divert some of its human resources to accelerate its focus on continuing to develop our Colfax County assets. I commend our team on the tremendous amount of work completed in a short time to get us through the initial drill on the Devon Farmout and this acquisition.”
About Sun River Energy, Inc.:
Sun River Energy, Inc. is a Dallas-based, development-stage oil and gas exploration and production company. For further information on the Company, please visit our website www.SunRiverEnergy.com.
Media Contact:
Gilbert Steedley
1-800-669-6511
Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed development, completion and extraction; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company’s success in drilling, the Company’s ability to fund the acquisition, development, completion and extraction of oil and gas assets and the Company’s planned capital investments; the Company’s future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.
Cautionary Note — The SEC permits oil and gas companies, in filings made with the SEC, to only disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC permits the optional disclosure of probable and possible reserves. In this news release, the Company uses certain broader terms such as “potential resources” or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. “Potential resources” refers to the Company’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. “Potential resources” does not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System and does not constitute proved reserves. Area wide unproven, unrisked resource potential has not been fully risk assessed by the Company’s management. Currently, the company is unable to estimate that geological and engineering data demonstrate with reasonable certainty that these “Potential resources” contain reserves proven to be recoverable in future years from known reservoirs under existing economic and operating conditions. Actual quantities that may be ultimately recovered from the Company’s interests may differ substantially. Factors affecting ultimate recovery include the scope of the Company’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of the Company’s resources provide additional data. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K and in our other filings, available from our website at www.sunriverenergy.com or by written request to 5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225. You can also obtain these documents by calling the SEC at 1-800-SEC-0330.